Exhibit 1.01

CONFLICT MINERALS REPORT

This is the Conflict Minerals Report for Watts Water Technologies, Inc. and its subsidiaries (the “Company”) for the calendar year ended December 31, 2025 (“calendar year 2025”) as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).  Terms used and not otherwise defined in this Conflict Minerals Report have the definitions provided in Rule 13p-1 and the instructions to the Securities and Exchange Commission’s Specialized Disclosure Report on Form SD.  Pursuant to guidance from the staff of the Securities and Exchange Commission, the Company is not required to obtain an independent private sector audit of this report for 2025.  All information contained in this report is unaudited.

INTRODUCTION

The Company’s strategy is to be a preferred supplier of differentiated solutions, systems and products that manage and conserve the flow of fluids and energy into, through and out of buildings in the commercial and residential markets of the Americas, Europe, and Asia-Pacific, the Middle East and Africa (“APMEA”). The Company classifies its many products and solutions into four global categories. These categories are:

•	Residential & Commercial Flow Control and Protection - includes products and solutions typically sold into plumbing and hot water applications such as backflow preventers, water pressure regulators, temperature and pressure relief valves, thermostatic mixing valves, leak detection and protection products, commercial washroom solutions, hydration solutions and emergency safety products and equipment. In 2025, residential & commercial flow control and protection products and solutions accounted for approximately 61% of the Company’s total sales.

•	Heating, Ventilation and Air Conditioning (“HVAC”) & Gas - includes commercial, institutional and industrial high-efficiency boilers, water heaters and heating solutions, hydronic and electric heating systems for under-floor radiant applications, custom heat and hot water solutions, hydronic pump groups for boiler manufacturers and alternative energy control packages, and flexible stainless steel connectors for natural and liquid propane gas in commercial food service and residential applications. In 2025, HVAC & gas products and solutions accounted for approximately 23% of the Company’s total sales.

•	Drainage & Water Re-Use - includes drainage products and engineered rainwater harvesting solutions for commercial, industrial, marine and residential applications, including connected roof drain systems. Drainage & water re-use products and solutions accounted for approximately 11% of the Company’s total sales in 2025.

•	Water Quality - includes point-of-use, point-of-entry, closed loop, cooling tower, and other water applications used for water filtration, monitoring, conditioning and scale prevention systems for commercial, marine, light industrial and residential applications. Water quality products and solutions accounted for approximately 5% of the Company’s total sales in 2025.

The Company has determined that many of the products that the Company manufactured or contracted to manufacture during calendar year 2025 contained one or more of the following minerals that are necessary to the functionality or production of those products: tin, tantalum, tungsten and gold (the “conflict minerals”). Specifically, the Company has determined that many of such products have brass or bronze components that contain tin or have electrical components that contain tin, tantalum, tungsten and/or gold.

Accordingly, the Company conducted in good faith a reasonable country of origin inquiry (“RCOI”) in accordance with Rule 13p-1.  The Company’s RCOI was reasonably designed to determine whether the conflict minerals contained in its products originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (together with the DRC, the “Covered Countries”) or came from recycled or scrap sources.  As a result of its RCOI, the Company concluded that it had reason to believe that certain of its necessary conflict minerals may have originated in the Covered Countries.  In accordance with Rule 13p-1 and the instructions to Form SD, the Company undertook due diligence efforts on the source and chain of custody of the conflict minerals in its products that are necessary to the functionality or production of those products.

DUE DILIGENCE

Design of Due Diligence Framework

The Company designed its due diligence measures to be in conformity, in all material respects, with the criteria set forth in the internationally-recognized due diligence framework described in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 and related supplements for tin, tantalum and tungsten and for gold.

Due Diligence Measures Performed

The Company is a “downstream” consumer of necessary conflict minerals and is many steps removed from the “upstream” companies that smelt or refine conflict minerals.  The Company does not mine conflict minerals or directly purchase any conflict minerals from conflict mineral smelters or refiners.  The Company also does not have any direct suppliers that are located in any of the Covered Countries. Accordingly, the Company approached its conflict minerals due diligence efforts consistent with its position as a downstream company in the conflict minerals supply chain.

Establish Company Management Systems.  As part of its due diligence efforts, the Company established in 2013 an internal, cross-disciplinary conflict minerals working group to guide its conflict minerals compliance efforts and designated a conflict minerals program manager to coordinate its conflict minerals program implementation.  The conflict minerals working group includes the Company’s General Counsel.  The program manager provides periodic reports to the working group regarding the Company’s conflict minerals program performance and efforts.  In 2013, the Company also adopted a global Conflict Minerals Policy applicable to its suppliers of products and materials that form part of a bill of materials for a product sold by the Company.  A copy of this policy is available on the Company’s corporate website at https://www.watts.com/supplier.  The Company’s Conflict Minerals Policy includes a grievance mechanism, whereby concerns regarding compliance with the Company’s policy may be reported by telephone or online through the Company’s ethics hotline.  The Company has distributed training materials to its suppliers representing approximately 99% of the Company’s total spending on products, components or materials which contain conflict minerals that were necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company during 2025 (the “3TG Suppliers”). The training materials included an explanation of Rule 13p-1’s objective of furthering the humanitarian goal of ending the extremely violent conflict in the DRC, which has been partially financed by the exploitation and trade of conflict minerals originating in the DRC.  The training materials also provide an explanation of a reasonable country of origin inquiry and conflict minerals due diligence.  Finally, the training materials specifically communicate to 3TG Suppliers the Company’s expectation that these 3TG Suppliers support the Company’s public company reporting obligations by complying with the Company’s requests for information regarding the source and origin of any conflict minerals contained in materials or products supplied to the Company. The Company also makes a copy of the Company’s Conflict Minerals Policy available to its 3TG Suppliers.

Identify and Assess Risk in the Supply Chain.  To identify and assess risks regarding the source and origin of the conflict minerals in its supply chain, since 2021 the Company has engaged Assent Compliance Inc. (“Assent”), a third-party service provider, to assist the Company in reviewing its supply chain. The Company provided a list of its 3TG Suppliers to Assent, together with part numbers for materials or components sourced from each supplier. Assent uploaded these details to its Assent Compliance Platform (the “Assent Platform”), an online web portal that allows Assent to generate product-specific requests for 3TG Suppliers to complete and upload a Conflict Minerals Reporting Template ("CMRT") directly to the Assent Platform for inclusion in Assent’s assessment. Through the Assent Platform, in 2025 the Company contacted and conducted a survey of 178 3TG Suppliers using version 6.5 of the CMRT maintained by the Responsible Minerals Initiative ("RMI"). The Company requested that all 3TG Suppliers complete a CMRT and included video and written training and education resources to guide 3TG Suppliers on best practices and the use of the CMRT template and the Assent Platform. The Company followed up multiple times with unresponsive suppliers and tracked all supplier communications through the Assent Platform.

Strategy to Respond to Identified Risks. As part of identifying and assessing risk in its supply chain, the Company developed “red flags” designed to identify inconsistencies in its 3TG Suppliers’ responses to our survey or the risk that suppliers may be sourcing from the Covered Countries. The Assent Platform also validated supplier responses automatically based on pre-established criteria in order to identify certain risks. The Company reviewed supplier responses received from its 3TG Suppliers to identify those presenting red flags. The Company also followed up periodically with 3TG Suppliers who did not provide an initial response to our survey. The Company’s conflict minerals program manager aggregated the results of the Company’s 3TG Supplier responses to the Company’s conflict minerals inquiries and shared those results with the Company’s conflict minerals working group as part of the Company’s conflict minerals risk-assessment efforts.

Independent Third-Party Audit of Smelter/ Refiner Due Diligence Practices. The Company does not have any direct supplier relationships with any tin, tantalum or tungsten smelters or gold refiners.  As a downstream company that is several layers removed in the supply chain from such smelters and refiners, the Company’s 2025 due diligence efforts relied on the Responsible Minerals Assurance Process (“RMAP”) led by the RMI. The RMAP uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

Report Annually on Supply Chain Due Diligence.  The Company has filed this Conflict Minerals Report as part of its Specialized Disclosure Report on Form SD for calendar year 2025.  The Company has also made a copy of this Conflict Minerals Report available on its corporate website at https://www.watts.com/supplier.

Results of Due Diligence Measures

Through the Assent Platform, the Company surveyed a total of 178 3TG Suppliers, more than 75% of which replied. Where a 3TG Supplier’s CMRT included the names and locations of smelters and refiners in that supplier’s conflict minerals supply chain, Assent validated such data by comparing it against the most recent list of known conflict minerals smelters and refiners published by the RMI and to other available information. Assent’s data validation process is designed to increase the accuracy of submissions and identify any contradictory answers in the CMRTs. If a supplier indicated that a facility was certified as conflict-free, Assent confirmed that the facility was listed on RMI’s list of validated conflict-free smelters and refiners of 3TGs. The Company’s 3TG Suppliers identified a total of 338 smelters and refiners that appear on the lists maintained by RMI. Of these 338 smelters and refiners, 207 are validated as conflict-free by RMI or a cross-recognized initiative. Furthermore, based on information provided by RMI, nine smelters or refiners have agreed to undergo, or are currently undergoing, a third-party audit. The 338 smelters and refiners identified by our 3TG Suppliers are listed on Appendix A to this Report.

After reviewing the smelter and refiner information received from its suppliers through its RCOI and due diligence efforts, the Company determined that, in a majority of cases, the smelter and refiner information the Company received was provided by its 3TG Suppliers at a company level or divisional level, meaning that this information may not apply specifically to the products, components or materials purchased by the Company from these suppliers. In addition, some of the Company’s suppliers who responded to the Company’s survey did not provide smelter or refiner information, so the Company’s supply chain may contain additional smelters and refiners that have not yet been identified. Accordingly, the Company concluded that it did not receive sufficient information from its 3TG Suppliers to determine with certainty all of the facilities used to process the conflict minerals contained in its products, the country of origin of the conflict minerals contained in its products or the location of the mines from which such conflict minerals originated.

PRODUCT DESCRIPTION

The Company’s four universal product and solutions categories containing conflict minerals are described in detail as follows:

•	Residential & Commercial Flow Control and Protection. The Company’s products and solutions typically sold into plumbing and hot water applications, such as:
o	backflow preventers; water pressure regulators; temperature and pressure relief valves; automatic control valves; gate, globe and check valves; thermostatic mixing valves; flow measurement valves; air separators; flow control valves; hydronic and steam heating products; tempering valves; manifolds; dielectric unions; gauges; strainers; water heater installation products;
o	leak detection products and related accessories; and
o	commercial washroom solutions, hydration solutions and emergency safety products and equipment.

•	HVAC and Gas. The Company’s HVAC and electronic control products and solutions, such as:
o	commercial, institutional and industrial high-efficiency boilers, water heaters and heating solutions, hydronic pump groups for boiler manufacturers and alternative energy control packages;
o	controls and accessories for boiler, steam and mixing; heat pumps; solar thermal systems; under-the-floor radiant heating applications; thermostats; zone heating and cooling controls; setpoint controls and snow melting controls; valves; actuators; timers; remote access controls; sensors and wire;
o	certain products in the Company’s gas appliance connector product line offerings for commercial food service and residential applications that are not made of stainless steel, including the Company’s portable outdoor gas connectors, foodservice moveable gas connectors, SnapFast bar locks, Safety Quick fittings and couplings; and
o	warm wire, heat weave mats, fittings, couplings and mini ball and balancing valves and manifolds.

•	Drainage & Water Re-Use. The Company’s drainage products, including connected roof drain systems, and engineered rainwater harvesting solutions for commercial, industrial, marine and residential applications, such as Raincycle® commercial rainwater harvesting systems; floor, trench and parking drains; floor sinks; pipe fusion systems; couplings; floor cleanouts; alarms and electronic components of pH monitoring systems.

•	Water Quality. The Company’s point-of-use, point-of-entry, closed loop, cooling tower, and other water applications used for water filtration, reverse osmosis, conditioning and scale prevention systems for both commercial and residential applications that contain valves, pumps, adapters and electronic components, and electronic instrumentation and accessories used for monitoring water quality in a variety of applications.

IMPROVEMENTS TO DUE DILIGENCE FOR CALENDAR YEAR 2025

To improve its conflict minerals due diligence efforts for calendar year 2025, the Company took the following actions:

•	analyzed and refined the target supplier population for the Company’s conflict minerals survey process in order to improve accuracy and leverage Assent’s resources, including through the customization of supplier conflict minerals requests at the part-number level;
•	enhanced supplier feedback and troubleshooting workstreams to optimize tracking and response efficiency within the Assent Platform; and
•	further refined survey campaign launch schedule to maximize supplier engagement

Appendix A

Metal	Smelter Name	Smelter Facility Location
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Gold	Advanced Chemical Company	United States Of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Yunnan Copper Industry Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold	Chugai Mining	Japan
Tin	Alpha Assembly Solutions Inc	United States Of America
Tin	PT Aries Kencana Sejahtera	Indonesia
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Dowa	Japan
Tin	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tantalum	F&X Electro-Materials Ltd.	China
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Lingbao Gold Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Gold	LS MnM Inc.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Tin	Metallic Resources, Inc.	United States Of America
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Tin	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Gold	MKS PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan, Province Of China

Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Tantalum	Taki Chemical Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Tin	Thaisarco	Thailand
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Valcambi S.A.	Switzerland
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Masan High-Tech Materials	Viet Nam
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	TANIOBIS Japan Co., Ltd.	Japan

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States Of America
Gold	International Precious Metal Refiners	United Arab Emirates
Tin	CV Ayi Jaya	Indonesia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Shirpur Gold Refinery Ltd.	India
Tin	PT Rajehan Ariq	Indonesia
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Tin	PT Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Resind Industria e Comercio Ltda.	Brazil
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Tin	Super Ligas	Brazil
Gold	Albino Mountinho Lda.	Portugal
Gold	Italpreziosi	Italy
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Bangalore Refinery	India
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	JALAN & Company	India
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	ABC Refinery Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Gold Coast Refinery	Ghana
Gold	NH Recytech Company	Korea, Republic Of
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Gold	QG Refining, LLC	United States Of America
Tin	Tin Technology & Refining	United States Of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Tin	PT Mitra Sukses Globalindo	Indonesia
Gold	Kundan Care Products Ltd.	India

Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	K.A. Rasmussen	Norway
Tin	CRM Synergies	Spain
Gold	MD Overseas	India
Gold	Metallix Refining Inc.	United States Of America
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Gold	Gold by Gold Colombia	Colombia
Gold	Dongwu Gold Group	China
Gold	Sam Precious Metals	United Arab Emirates
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Gold	Coimpa Industrial LTDA	Brazil
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Gold	GG Refinery Ltd.	Tanzania, United Republic Of
Gold	Attero Recycling Pvt Ltd	India
Tin	PT Premium Tin Indonesia	Indonesia
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT Bangka Prima Tin	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Cendres + Metaux S.A.	Switzerland
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Gold	JSC Novosibirsk Refinery	Russian Federation
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Tungsten	Japan New Metals Co., Ltd.	Japan
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tungsten	Kennametal Fallon	United States Of America
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Tantalum	AMG Brasil	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia

Gold	Moscow Special Alloys Processing Plant	Russian Federation
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tin	Novosibirsk Tin Combine	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Telex Metals	United States Of America
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Gold	Torecom	Korea, Republic Of
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Gold	Umicore Precious Metals Thailand	Thailand
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Tantalum	KEMET de Mexico	Mexico
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Aizu	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tungsten	Niagara Refining LLC	United States Of America
Gold	Marsam Metals	Brazil
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tungsten	Unecha Refractory metals plant	Russian Federation
Gold	SAAMP	France
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Tantalum	Jiangxi Tuohong New Raw Material	China
Tungsten	Moliren Ltd.	Russian Federation
Gold	AU Traders and Refiners	South Africa
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India

Gold	Modeltech Sdn Bhd	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Gold	Pease & Curren	United States Of America
Gold	Safimet S.p.A	Italy
Gold	African Gold Refinery	Uganda
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tin	Precious Minerals and Smelting Limited	India
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Gold	Augmont Enterprises Private Limited	India
Tungsten	Cronimet Brasil Ltda	Brazil
Gold	Alexy Metals	United States Of America
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Gold	WEEEREFINING	France
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Gold	NOBLE METAL SERVICES	United States Of America
Tantalum	5D Production OU	Estonia
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tantalum	PowerX Ltd.	Rwanda
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Gold	SOLEIL METALS (Chala One Plant)	Peru
Gold	SOLEIL METALS (YAKARI Plant)	Peru
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
Gold	Gasabo Gold Refinery Ltd	Rwanda
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru
Tin	P Kay Metal, Inc	United States Of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China
Tungsten	S.P.T. spol.s r.o.	Czechia

Tungsten	Tungamoy Metals Inc.	Korea, Republic Of
Tin	PT Artha Cipta Langgeng	Indonesia
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan
Tin	PT Masbro Alam Stania	Indonesia
Tin	Conecsus LLC	United States Of America
Gold	Atlantic Copper	Spain
Tungsten	Geo Enterprise	Georgia
Gold	Naoshima Smelter & Refinery	Japan
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland
Gold	Aurubis AG, Hamburg	Germany
Tin	PT Mitra Graha Raya	Indonesia